Exhibit 10.3

January 10, 2012

Mr. David McGirr

Chief Financial Officer

Cubist Pharmaceuticals

65 Hayden Avenue

Lexington, MA 02421

Re:  Amendment to November 1, 2010 Part 2 Agreement to Update GMP

Dear Mr. McGirr:

This letter shall serve to amend the Part 2 Agreement, to memorialize Cubist and The Richmond Group, Inc.’s agreement on an updated Guaranteed Maximum Price (GMP) for the TI Phase and the Parking Phase of the work covered by the Part 2 Agreement.  Per the attached summary,  The GMP for the TI Phase shall be adjusted to  $12,597,801 including the Fixed A/E Costs of $356,270, Fixed Supervision Cost of $790,010, and Fixed General Conditions of $802,927 and Fixed Fee of $506,000.  The GMP for the Parking Phase (Garage) shall be $ 5,380,446 including the Fixed A/E Costs of 285,900, Fixed Supervision Cost of $115,107, Fixed General Conditions Cost of $192,283 and Fixed Fee Cost of $195,000.  The Richmond Group has absorbed $2,439,384 of additional work not originally contemplated, as requested by Cubist throughout the project .  These amounts are detailed on the attached document, and Cubist Agrees that these amounts shall be included in the total GMP.  As a result the total GMP under the Part 2 Agreement including the $27,271,205 for the Core and Shell Phase shall be adjusted to $47,688,836.

Substantial Completion for the Garage and TI phase was achieved on December 16, 2011 for the North Building.  Work remains ongoing within the South Building and shall be completed in accordance with the schedule as mandated by the availability of space once Cubist moves, the target occupancy for this Phase shall be May 18th, 2012.  The Part 2 Agreement shall not be amended in any other way other than as explicitly set forth in this letter and shall remain in full force and effect as amended.

Please indicate your agreement to this amendment to the Part 2 Agreement by signing in the space indicated below.

Very truly yours,

The Richmond Group, Inc.

By:	/s/ Richard J. Leffelholz
Richard J. Leffelholz, Executive Vice President

Acknowledged and Accepted

16th day of  December, 2011.

CUBIST  PHARMACEUTICALS

By:	/s/ David W. J. McGirr
David McGirr, Chief Financial Officer

12/22/2011

Description	Final Costs - Core and Shell	Final Costs - Garage	Final Costs - Fitout	Approximate Costs of Absorbed Work

Demolition	$252,550	$—	$7,211	$55,000
Sitework	$1,149,303	$616,914	$—
Landscaping	$326,206	$—	$—
Precast Structure	$—	$1,820,000	$—
Concrete Foundations	$1,110,192	$494,721	$—
Masonry	$—	$168,781	$—
Structural Steel	$2,886,959	$—	$—	$150,000
Misc. Metals	$636,843	$205,140	$—	$20,000
Carpentry/Millwork	$6,490	$—	$175,369	$14,000
Roofing / Waterproofing	$1,153,660	$70,055	$76,497
Doors and Hardware	$116,238	$27,116	$110,612	$70,000
Exterior Facacde	$3,384,226	$294,322	$—
Interior Glass and Glazing	$109,189	$—	$380,000
Drywall	$1,904,164	$79,444	$1,435,000	$350,000
Tile	$—	$—	$—
Acoustical Ceilings	$—	$—	$208,196	$20,000
Flooring	$192,342	$—	$685,136	$125,000
Paint	$91,415	$21,020	$128,150	$22,000
Misc. Specialties	$2,575	$—	$154,095	$10,000
Equipment - Cold Rooms Only	$—	$—	$170,657	$93,000
Lab Casework	$—	$—	$790,000	$96,258
Elevator	$309,272	$115,028	$—
Fire Protection	$324,617	$167,000	$223,408
Plumbing	$536,420	$113,659	$1,020,128	$32,126
HVAC	$6,906,206	$93,052	$3,285,203	$728,000
Electrical	$2,077,932	$243,392	$976,294	$654,000
General	$572,995	$62,512	$316,638
Supervision	$860,845	$115,107	$790,010
GC’s/Permits/Insurance	$585,665	$192,283	$802,927
CA Engineering	$403,850	$285,900	$356,270
Insurance and Permits	$440,445	w/GC’s	w/GC’s
Contingency	$—	$—	$—
Overhead and Profit	$930,606	$195,000	$506,000

Total Budget	$27,271,205	$5,380,446	$12,597,801	$2,439,384

	Costs without Absorbed Extra Work		$45,249,452

		Total Final Costs	$47,688,836

	Budget summary of items comprising Absorbed work

	$187,826	New Lab Modifications Requested by Cubist
	$319,019	New Rackwasher - Level 1
	$254,414	NMR Room Rework Level 1 (Not in BOD)
	$387,810	3rd Floor ACF (Not in BOD)
	$433,315	New Trasformer and Switchgear for the Existing 3 Story Building
	$857,000	Level 1 Modifications (Not in BOD)
	$2,439,384